EXHIBIT T3E-4

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

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                                           :
IN RE                                      :        CHAPTER 11 CASE NO.
                                           :
GENESIS HEALTH VENTURES, INC., ET AL.,     :        00-2692 (JHW)
                                           :
          DEBTORS.                         :
                                           :        (JOINTLY ADMINISTERED)
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                                           :
IN RE                                      :        CHAPTER 11 CASE NO.
                                           :
MULTICARE AMC, INC., ET AL.,               :        00-2494 (JHW)
                                           :
          DEBTORS.                         :
                                           :        (JOINTLY ADMINISTERED)
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               AMENDMENTS TO DEBTORS' JOINT PLAN OF REORGANIZATION
                     TO COMPLY WITH OPINION ON CONFIRMATION

           Genesis Health Ventures, Inc. ("Genesis"), The Multicare Companies, Inc. ("Multicare"), and the other above-captioned debtors and debtors in possession (collectively with Genesis and Multicare, the "Debtors"), hereby file these Amendments to the Debtors' Joint Plan of Reorganization, dated July 6, 2001 (the "Plan"),(1) to Comply with the Court's Opinion on Confirmation.

           1. Section 5.10 of the Plan (Release of Representatives) is amended by replacing the entire paragraph with the following paragraphs:

            (a) As of the Effective Date, the respective officers, directors, employees, financial advisors, professionals, accountants, and attorneys of the Genesis Debtors, the Multicare Debtors, and the respective statutory committees of unsecured creditors appointed pursuant to section 1102 of the Bankruptcy Code in the Genesis



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(1) Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed thereto in the Plan.

            Reorganization Cases and the Multicare Reorganization Cases shall be released by the Debtors from any and all Claims arising on or after the Commencement Date against them in their capacity as representatives of the Genesis Debtors, the Multicare Debtors, or the statutory committees, as applicable, except (i) for willful misconduct or gross negligence and (ii) as otherwise expressly provided in the order of the Bankruptcy Court, dated February 23, 2001, approving a senior executive retention plan for certain employees of Genesis.

            (b) As of the Effective Date, the respective officers, directors, employees, financial advisors, professionals, accountants, and attorneys of Mellon Bank, N.A., as administrative agent under the Genesis Senior Lender Agreements, the Multicare Senior Lender Agreements, and the Revolving Credit and Guaranty Agreements described in Section 2.4 hereof shall be released by the Debtors from any and all Claims against them in their capacity as representatives of Mellon Bank, N.A.


           2. Section 10.6 of the Plan (Exculpation) is amended as follows:

in the fourth line after the words "agent under" delete the words ", and any lender under".

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
           Except as expressly amended hereby, all other provisions of the Plan, as modified by the Technical Amendments to the Plan, dated August 27, 2001, shall remain unaffected and in full force and effect.

Dated:     September 13, 2001
           Wilmington, Delaware

WEIL, GOTSHAL & MANGES LLP                 Willkie Farr & Gallagher
767 Fifth Avenue                           787 Seventh Avenue
New York, New York 10153                   New York, New York 10019-6099
(212) 310-8000                             (212) 728-8000
Michael F. Walsh                           Marc Abrams
Gary T. Holtzer                            Paul V. Shalhoub

-and-                                      -and-

RICHARDS, LAYTON & FINGER, P.A.            Young Conaway Stargatt & Taylor
One Rodney Square                          11th Floor, Wilmington Trust Company
P.O. Box 551                               P.O. Box 391
Wilmington, Delaware 19899                 Wilmington, Delaware 19899-0391
(302) 658-6541                             (302) 571-6600

By:/s/ Mark D. Collins                     By:/s/ Robert S. Brady
   ------------------------------             --------------------------------
Mark D. Collins (No. 2981)                 Robert S. Brady (No. 2847)
ATTORNEYS FOR THE GENESIS DEBTORS          ATTORNEYS FOR THE MULTICARE DEBTORS
AND DEBTORS IN POSSESSION                  AND DEBTORS IN POSSESSION







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